                                                                   EXHIBIT 10.12

Dated this __ th day of June, 1998



                                       An
                              Assembly / Final Test
                              Subcontract Agreement



                                     Between



                    This Subcontractor whose name and address
                 are stated in Section Two of the first schedule



                                       and



                          Fairchild Semiconductor, Inc.
                       whose business registration address
                is stated in Section Three of the first schedule




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     THIS AGREEMENT is made the day and year stated in Section One of the First
Schedule hereto between:

1. The Subcontractor whose name and address are set out in Section Two of the First Schedule (hereafter called the "Assembler") of one part; and


2. Fairchild Semiconductor, Inc. with its address set out in Section Three of the First Schedule (hereafter called "FSC" or "Fairchild") of the other part.


     WHEREAS:

1. Fairchild is engaged in the business of designing, manufacturing and marketing semiconductor devices.

2. Assembler is engaged in the business of manufacturing various electronic components and semiconductor devices.

3. This assembly agreement is applicable only to the list of packages referenced in Section One and Two of the Second Schedule.

4. The parties mutually desire that the Assembler assemble certain integrated circuits designed by Fairchild subject to the terms and conditions below.

5. The parties also mutually desire that the Assembler provide final test service on assembled packages listed in the Second Schedule, Section One.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   SCOPE OF WORK

     a) Assembler shall perform certain semiconductor assembly and final test work for Fairchild. The semiconductor devices (hereafter the "Devices") shall be assembled and/or tested in a good and workmanlike manner in accordance with Assembler's standard specifications and Fairchild's specific specifications listed in the Third Schedule (hereafter the "Specifications").

     b) Notwithstanding anything contained herein to the contrary, Fairchild reserves the right to engage any other subcontractor to perform any assembly and/or final test work on a per need basis. This agreement shall in no way be interpreted or construed to be an exclusive dealing with the Assembler.

2.   TERMS


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     a)     The term of this Agreement is as stipulated in Section Four of the
            First Schedule. Fairchild will notify Assembler is writing ninety
            (90) days prior to the expiration of this Agreement whether or not it desires to renew this Agreement. Should Fairchild desire such a renewal, then both parties will enter into a good faith negotiation regarding the same. Failure by Fairchild to provide such notice to Assembler shall be deemed to be notice by Fairchild that it does not desire to renew this Agreement. If Assembler is not notified 90 days prior to the expiration of this Agreement, then Assembler should make reasonable effort to begin a dialogue with Fairchild concerning the plans of both parties.

     b) Fairchild shall be entitled, in its sole discretion, to renew this Agreement for at least one additional year term under the same terms and conditions stated herein, by notification to Assembler at least ninety (90) days prior to the expiration of this Agreement.


3.   MATERIALS / FACILITIES

     a) Assembler shall supply all materials related to the assembly, except for the items listed in Section Five of the First Schedule.

            The items listed in Section Five of the First Schedule may be updated by the parties from time to time, at the request of Fairchild, but at a minimum once per quarter. Fairchild shall mark the equipment in such a manner as to serve notice to all third parties that such equipment is owned solely by Fairchild.

            Assembler shall not place any contrary marks upon Fairchild equipment and shall confirm to any third party Fairchild's ownership of such listed equipment.

            Assembler shall cooperate with Fairchild in making any filings or registration permitted by applicable law to publish Fairchild's ownership of said equipment, including, without limitation, any filings or registrations permissible, if any, under the Thailand Registration of Machinery Act (No. 2) B.E. 2530 (1987).

            Assembler agrees that Fairchild may, upon reasonable notice, enter Assembler's premises to recover said equipment in a non-disruptive manner, regardless of whether the Assembler is in default of this Agreement. Assembler agrees to cooperate fully with any Fairchild efforts to retrieve any and all said equipment. Assembler further agrees to maintain said equipment in reasonable working order, with reasonable wear and tear excepted.

     b) Assembler shall ensure that all materials and assembly processes used to assemble Fairchild's Devices are free of ODC's (Ozone Depleting Chemicals).


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     c)     Assembler shall be responsible for supplying the assembly and final test facilities and all equipment (unless otherwise set forth in this Agreement) and personnel necessary to perform assembly and/or test work contemplated hereunder. Unless Assembler has received Fairchild's prior written consent otherwise, all assembly and/or test work shall be performed at the facility specified in Section Two of the First Schedule hereto.

     d) Fairchild agrees to accept the liability for any unique raw materials that the Assembler has purchased for Fairchild's Devices, if unused, provided that the Assembler has purchased this inventory using Fairchild's 8 period rolling forecast and used reasonable lead time provided by the vendor. Any excess to this amount is the responsibility of the Assembler.

            Fairchild's liability for such raw material shall be subject to right of setoff against any amounts owed by Assembler to Fairchild hereunder.

            Fairchild's shall be liable under this Paragraph only to the extent Assembler can deliver such raw materials to Fairchild free and clear of all liens and encumbrances of others.


4.   ASSEMBLY PLAN

     a) For information and planning purposes, Fairchild will provide Assembler with a eight (8) period rolling forecast (hereafter the "Forecast") with quantities by package type as shown in Section One of the Second Schedule.

     b) A new Forecast shall be due during the last week of each period (Fairchild's fiscal year calendar) and Assembler shall respond to the Forecast with a one hundred percent (100%) firm assembly commitment for the first period within five (5) working days as long as the immediate period forecast is not higher than that committed in the previous period.

     c) Based on the Forecast provided by Fairchild, Assembler shall ensure that the proportionate weekly capacity is available to enable linear loading of Fairchild's orders. Fairchild shall make reasonable effort to ensure linear loading to the Assembler.

     d) If Assembler starts factory program material more than thirty (30) days ahead of customers request data, then the Assembly assumes liability for the total value of the product unless the starts are authorized by Fairchild.


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5.   PRICES

     a) The prices to be paid by Fairchild for devices assembled and/or tested pursuant to this agreement shall be mutually agreed to by both Assembler and Fairchild. A Pricing Agreement shall be documented noting effectivity date, and signed by representatives of both the Assembler and Fairchild. A Pricing Agreement shall be incorporated in this agreement into by reference in Section Two, Second Schedule, and will be expressed in U.S. Dollars. Prices shall be negotiated on an annual basis, as a minimum. Updates on a quarterly basis shall be permitted when mutually agreed upon between Assembler and Fairchild. Yields used in determining the pricing shall be reviewed on an annual basis, as a minimum.

     b) All prices are to be expressed in terms of unit pricing that include all the materials supplied by the Assembler unless otherwise specified. Pricing shall reflect whether product is to be standard packed in tubes or packed utilizing tape and reel.

     c) Unit pricing that is reduced contingent on specific minimum volumes shall be documented on the Pricing Agreement. Failure by Fairchild to meet the minimum quantity volumes required shall result in a quarterly penalty payment. Penalty payment shall be calculated as in the example provided below:

            //    Volume Price Break        500KU per week
            //    Actual Volume Load        400KU per week
            //    Penalty Payment           1.3MU times (base price less
                                            volume price)

     d) Prices agreed by both Assembler and Fairchild shall be effective throughout the term of this contract except as updated quarterly by mutual agreement between the Assembler and Fairchild. Any cost improvement or steps taken by Fairchild to reduce the existing price shall be incorporated into the Pricing Agreement in the quarter immediately following the identification and acceptance of reduction by the Assembler. Any cost reduction generated by the Assembler through improved utilization or efficiency of equipment and/or operators being employed shall benefit the Assembler exclusively until the next contractual pricing agreement is incorporated.

     e) New products introduced by Fairchild for the Assembler to assemble and/or final test shall be priced through mutual agreement between Fairchild and Assembler. Pricing of new products shall follow the format mutually agreed to in the Pricing Agreement by both Assembler and Fairchild.


6.   PAYMENT TERMS


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     a)     Payment to Assembler by Fairchild shall be made on a Net Thirty (30)
            Days basis from the date of invoice, if not specified otherwise in Section Three of the Second Schedule.

     b) All payments shall be made in United States dollars (US$) unless specified otherwise in Section Three of the Second Schedule.

     c) Assembler shall purchase die from Fairchild at those prices defined by the Transfer Price File while the Assembler remains on buy-sell agreement with Fairchild. Invoices for said die shall be due and payable by Assembler on a Net Thirty (30) Days basis and paid in United States dollars.

            Assembler's payment obligations shall be secured by a security interest in the die being purchased from Fairchild hereunder, until all obligations of Assembler hereunder have been satisfied in full.

            Assembler hereby grants to Fairchild a security interest in all die purchased from Fairchild and in all proceeds thereof until the purchase price for the die, and all obligations of Assembler hereunder have been satisfied in full.


7.   TURNAROUND TIME


     a) Assembler shall use its best efforts to ship Devices (assembly only or assembly and test) in the turnaround times indicated below:

                                       Assembly       Assembly and Test
                                       --------       -----------------
                       50%              4.0 Days          8.0 Days
                       98%              7.0 Days          14.0 Days

     b) The Turnaround Time shall mean the elapsed number of calendar days from the date of the Die or assembled unit shipment arrives at the Airport of Assembler's manufacturing location, or date the die is requested to be built, whichever is later, and the date assembled and/or tested Devices are shipped out of the same Airport. Turn-around Time shall include Sundays and Holidays at Assembler's location.


8.   YIELD

     a) Assembler shall use its best efforts to meet the Assembly / Test Yields defined in Section Four of the Second Schedule.

     b) Assembly yield shall be measured by acceptable assembled Devices shipped versus the number of good die the Assembler received and


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            shall be assessed over a thirty (30) day time period on a per package and per lead count basis. Should the yield performance fall five percent (5%) below that specified in Section Four of the Second Schedule, Assembler shall submit a specific explanation to Fairchild for review and the cost of indemnification shall be mutually determined and agreed upon between Fairchild and Assembler on a case to case basis, unless otherwise specified in Section Four of the Second Schedule.

     c) Should the yield performance fall below minimum contract yield that is specified in Section Four of the Second Schedule on a lot to lot basis, Assembler shall notify Fairchild immediately. A specific explanation in the standard report format shall be submitted to Fairchild for review within the next seven (7) days.

     d) For assembly of untested Devices only, Fairchild will perform "First Test" testing on the Devices received from the Assembler at Fairchild's test location and will report the test results to Assembler on a weekly basis, or as and when the need arises, to assist Assembler in monitoring its assembly performance.

     e) Assembler shall calculate yield variance as defined by Attachment A of the Second Schedule Section Four every period (per Fairchild Fiscal Year Calendar). Yields may be adjusted each quarter if mutually agreed to by both assembler and Fairchild. A reclaim process shall be implemented by Assembler to reduce the amount of negative variance claimed against Fairchild for E2PROM products. The reclaim procedure shall be as defined in Attachment B of the Second Schedule Section Four attached herein.

     f) Yield variance claims by the Assembler shall be as defined of the Second Schedule, Attachment A and are subject to the concurrence and approval of Fairchild.

     g) Fairchild reserves the right to reprocess finished goods in an effort to maximize utilization of its inventories. Procedures and pricing of reprocessed materials is defined in the Second Schedule Section Four, under Attachment C.

     h) Fairchild shall have the right to terminate this Agreement should Assembler be unable to meet agreed upon yield levels within ninety
            (90) days of notification from Fairchild.


9.   PROVISION OF DIE

     a) Fairchild shall sell die and/or assembled units to Assembler for assembly and/or test work as long as Assembler remains on buy-sell agreement with Fairchild.


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     b)     Assembler shall not use uncommitted die for assembly prior to receiving specific loading instructions from Fairchild or its designated receiving location.


10.  SHIPMENT

     a) All shipments of die and material to and from FSC and Assembler shall be under FOB shipping point terms. FSC and Assembler agree that freight an handling costs shall be covered per First Schedule Attachment B.

     b) All shipments of assembled and/or tested Devices from Assembler to a Fairchild location specified in Section 5 of the Second Schedule will be on FOB term. If Assembler is paying freight on behalf of Fairchild then manual billing should be done on a monthly basis.

     c) Assembler is required to use the freight forwarder specified by Fairchild for shipment of assembled Devices. Assembler shall ensure that all export controls and licenses are in place between Assembler's location and Fairchild's regional warehouses and shipments made directly to Fairchild's customers per Fairchild's instructions.

     d) FSC shall be responsible for freight and transportation costs plus handling charges from FSC's plants or the plants of FSC's subcontractor (from where the dies, consigned equipment or material are shipped) to the Bangkok International Airport or other port of entry. Assembler shall be responsible for any inland transportation costs within Thailand after clearing Thai customs, plus any handling charges, from the Bangkok International Airport or other port of entry to Assembler's plant.


11.  ACCEPTANCE

     a) Fairchild's acceptance or rejection of assembled and/or tested Devices shall be based on the Specifications. Fairchild shall have the right to reject isolated lots or groups of lots assembled and/or tested Devices at its incoming or designated receiving location.

     b) Fairchild will notify Assembler of any rejection that exceeds AQL Limits per Specifications and reject samples shall be promptly shipped to Assembler for verification upon Assembler's request.

     c) Assembler shall have fourteen (14) days to reply to Fairchild's notification and upon agreeing that the rejection is caused by assembly workmanship deficiency the rejected lots if reworkable shall be returned to Assembler for rework and Assembler will pay all


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            associated freight costs. If rejected lots are non-reworkable,
            Fairchild is entitled at a minimum, to debit Assembler's account the dollar amount in the Assembler's original invoice for the defective assembled Devices, unless otherwise specified in Section Four of the Second Schedule.

     d) Fairchild shall have the right, at its expense, to employ one or more inspectors, or professional or technical personnel or its designees, with access to Assembler's facility to inspect the processes, materials and Fairchild's Devices and to perform quality audit. The quality Inspector is authorized to shutdown, in his or her sole reasonable discretion, the Assembler's manufacturing activities for Fairchild, upon discovering any discrepancies against the Specifications.


12.  CHANGE OF SPECIFICATIONS

     a) Assembler shall advise Fairchild in writing at least fourteen (14) days prior to making any proposed changes with respect to direct materials, suppliers, manufacturing processes and/or assembly location. Fairchild reserves the right in its absolute discretion to accept or reject such proposed changes. Upon obtaining the conceptual acceptance of the proposed changes from Fairchild, Assembler shall perform and provide the relevant reliability data and/or build qualification lots per Fairchild's requests at Assembler's expense. Proposed changes shall be implemented on a cut-off date mutually determined by both parties upon obtaining final approval from Fairchild.

     b) Assembler agrees to use its best efforts to implement all reasonable proposals for improvement of specifications suggested by Fairchild.

     c) Assembler shall use its best efforts to participate in quality and yield enhancement programs as suggested by Fairchild.

     d) Assembler shall not be required to implement any change where the cost is shown to exceed the benefit anticipated unless mutually agreed to by both parties.


13.  MANUFACTURING DATA

     a) Assembler shall provide the manufacturing data necessary as agreed to between Assembler and Fairchild. It shall include the amount at die and package level of Assembler's diebank, WIP, and stagnant inventories. Assembler shall be able to provide Fairchild on a weekly basis, a summary of shipping activity and die receipts. Assembler shall also provide Fairchild weekly reports regarding assembly and test yields, as well as cycletimes for both assembly only and assembled / tested products at the package level. Assembler shall also provide


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            Fairchild with any other information Fairchild reasonably requests.
            The format for stated data shall be as mutually determined between Assembler and Fairchild.

     b) Wherever possible, Assembler agrees to allow Fairchild to establish a computer-link with the Assembler's computer system to enable quick access to data related to Fairchild's Devices only.

     c) Assembler shall provide period-end inventory records to FSC. Data to include all die, raw materials, and tested / untested assembled products sold to assembler in anticipation of finished goods receipt. Inventories shall include al stagnant inventories, such as engineering holds and binstock. Inventories shall include materials (assembled, untested) received from other subcontractors on behalf of FSC, and be so designated. Details of the inventory shall be at the chip / package level as required. FSC reserves the right to audit such reports, as deemed necessary.


14.  MANUFACTURING LOT

     a) Assembler shall ensure that no manufacturing lot shall consist of more than one die lot. At Assembler's discretion, large die lots can be broken down into smaller manufacturing lots.

     b) Assembler shall assign a unique manufacturing lot number to each assembly lot to maintain tractability. The lot number shall appear on the Lot Traveller together with Fairchild's Device code.


15.  REJECTED DIE & REJECTED ASSEMBLED UNITS

     Fairchild may at its discretion, request all rejected die and rejected assembled and/or tested Devices be returned by the Assembler, or otherwise to destroyed by the Assembler. Such destruction, if desired, shall be witnessed by Fairchild personnel or alternatively, Fairchild may request the Assembler to issue a letter of assurance to that effect. Fairchild shall pay for freight for such returns.

16.  U.S. EXPORT / IMPORT LAWS

     Assembler shall comply with all applicable U.S. Import and Export Laws and Regulations. Assembler shall meet such requirements, like Country of Origin marking on each package as requested by Fairchild, in order to ensure full compliance with such Laws. The provisions of this Section 16 shall survive the termination of this Agreement and continue indefinitely.


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17.  WARRANTY

     a) The assembled and/or tested Devices sold by Assembler to Fairchild shall be in good condition, free of defects in material and workmanship (except with regard to die supplied by Fairchild to which Assembler warrants only workmanship) for a period of twelve
            (12) months after the date of acceptance by Fairchild.

     b) In the event of assembled and/or tested Device failure proven by way of failure analysis to have been caused by defects in workmanship, Assembler shall, issue credit for at a minimum, the dollars amount of the assemblers original invoice of the relevant Devices to Fairchild, or assemble similar Devices for Fairchild at no charge.

     c) Assembler shall have no obligation under any warranty set forth above in the event that;

            // the Devices have failed as a result of normal wear and tear, catastrophe or fault or negligence of Fairchild or its customers;

            // the Devices have been modified by Fairchild or its customers in a way which affects the performance of the Devices;

            // the Devices have not been stored, maintained, or used by Fairchild or its customers in accordance with Fairchild's standard operating and/or maintenance instructions.

18.  INSURANCE

     Fairchild will be responsible for insurance coverage for all consigned materials and equipment in-transit to Assembler and in-house with Assembler.


19.  INDEMNIFICATION

     Fairchild shall at its cost and expense defend any claim or action brought against the Assembler based upon a claim that any Device assembled hereunder by Assembler for Fairchild in accordance with the Fairchild's specifications, infringes any U.S., Japanese, or European Union patent, copyright, trade secret or other intellectual property right, and Fairchild will pay any settlements entered into on behalf of, or damages awarded against Assembler, provided that Fairchild is given full control of such defense and settlement, Assembler provides all reasonable assistance in connection therewith as requested by Fairchild, at Fairchild's cost and expense and Assembler provides written notice to Fairchild within a reasonable time after becoming aware of such claim or action.


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20.  TERMINATION AND DEFAULT

     a) Default by Assembler: the occurrence of any of the following events, if not cured within the periods set forth herein, shall be an Event of Default by the Assembler hereunder: (1) Assembler fails to make any payment due to Fairchild hereunder within fourteen (14) days of its due date, or ten (10) days after receipt of notice of non-payment from Fairchild, whichever is later; (2) Assembler, without the consent of Fairchild, removes, sells, transfers, or encumbers (voluntarily or involuntarily) any of the Fairchild Equipment detailed in Attachment A, as identified by Section Five of the First Schedule, or attempts to do any of the foregoing; (3) Assembler fails to perform any of its remaining obligations hereunder including, without limitation, the failure to meet the Assembly/Test Yields set forth in Section Four of the Second Schedule, or the continuing breach of any of the representations of warranties of Assembler hereunder if not cured within ten (10) days after receipt of notice of non-compliance from Fairchild; (4) Assembler is in default under the terms of any indebtedness for borrowed money when due (whether at maturity or otherwise) or fails to perform any material covenant or condition on its part which failure causes the acceleration of such indebtedness; (5) Assembler sells, leases, or disposes of any portion of its assets, which in Fairchild's reasonable judgment could adversely affect Assembler's performance hereunder, except when such action occurs in the normal course of its business, or the loss, the uninsured destruction, or the attachment of such assets; (6) Assembler ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a petition of bankruptcy, is declared bankrupt, becomes insolvent, goes into liquidation or receivership, or loses legal control of its business; (7) Assembler merges or consolidates with any other entity, which in Fairchild's judgment could adversely affect Assembler's performance hereunder, or makes a material change in the senior management of the Assembler; (8) Fairchild reasonably believes that the Assembler will not in the future be able to meet each and every one of its material obligations under this Agreement; or (9) there shall occur a material adverse change in the financial or business condition of the Assembler.

     b) Default by Fairchild: the occurrence of any of the following shall be an Event of Default by Fairchild hereunder: (1) Fairchild fails to perform any of its obligations hereunder, and such failure continues for a period of 30 days after Fairchild's receipt of written notice of such failure; or (2) Fairchild ceases doing business as a going concern, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a petition as to its bankruptcy, is declared bankrupt, becomes insolvent, goes into liquidation or receivership, or loses legal control of its business


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     c)     Termination:

            1) upon the occurrence of an Event of Default which is not cured within any applicable cure or grace period, set forth below, or thirty days (30) of receipt of written notice, if no cure or grace period is mentioned, the non-defaulting party shall have the right to immediately terminate this Agreement by providing written notice to the defaulting party, which notice shall be effective upon dispatch; and

            2) Fairchild shall have the right to terminate this Agreement at any time without cause (subject to its obligations under subsections (d) and (e) of this Section) by providing 90 days prior written notice of its intentions to terminate to Assembler.

     d) Termination shall not release either party from the obligation to make payment of all amounts then due and payable.

     e) In the event of termination, Assembler shall return all die at contract price, materials, equipment and technical documents that Fairchild has previously provided to Assembler. Fairchild shall also be obligated to buy back all work-in-progress (WIP) at Assembler's cost, and all assembled and tested devices in Assembler's stock at contracted prices, provided that said WIP and devices are assembled in accordance with the Specifications.


21.  ENTIRE AGREEMENT

     a) The Schedules referred to and attached to this Agreement are hereby incorporated and by this reference made a part hereof. This Agreement, and the Schedules, hereto, embody the entire understanding of the parties as it relates to the subject matter hereof.

     b) The relevant sections of the Schedules, whenever necessary, shall be updated to include any changes and additional new business plans agreed between the parties. The revised Schedules signed by the duly authorized officers of the respective parties, shall become the addendum of the original Schedules and by this reference made a part hereof.

     c) This Agreement supersedes any prior agreements or understanding between the parties with respect to such subject matter.

     d) No amendment or modification of this Agreement shall be valid and binding upon the parties unless signed by the duly authorized officers or representatives of the respective parties.


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     e)     This agreement shall be renegotiated upon such time as FSC and
            Assembler mutually agree to change from buy-resell arrangement to an agreement of consignment. The new agreement shall supersede all prior agreements, inclusive of the Agreement herein.


22.  WAIVER

     Should any party fail to enforce any provision of this Agreement or to exercise or waive any right in respect hereto, such failure or waiver shall not be constructed as constituting a waiver or a continuing waiver of its rights to enforce such provisions or right or any other provision or right.


23.  AGENCY

     a) The relationship of the parties under this Agreement shall be as independent contractors.

     b) Nothing contained herein or done in pursuance of this Agreement shall constitute the parties as entering upon a joint venture or partnership, or shall constitute either party being an employee of the other party for any purpose or in any sense whatsoever.


24.  INVALIDITY

     If any provision of this Agreement or the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision shall be valid and enforceable to the fullest extent. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provision with provisions which in effect will, from an economic viewpoint, most nearly or fairly approach the effect of the invalid provision.

25.  COUNTERPARTS

     This Agreement may be executed simultaneously in several duplicate originals in the English Language, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


26.  JURISDICTION

     The Agreement shall be governed by, and interpreted and construed in accordance with the Laws of the Country specified in Section Three of the First Schedule, where the relevant Fairchild Location or Product Division resides.


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27.  CONFIDENTIALITY

     a) For the purposes of this Agreement, "Confidential Information" shall mean all proprietary information relating to the subject matter of this Agreement which is disclosed by one of the parties to the other in written, graphic and/or computer data form and originally designated in writing by the disclosing party as "Confidentiality Information" or by words of similar import, or if disclosed orally is designated as "Confidential Information" at such time and is summarized and confirmed in writing within thirty (30) days after oral disclosure that such orally disclosed information is "Confidential Information"

     b) Each party acknowledges and agrees that all Confidential Information identified as such is confidential or proprietary to the disclosing party. Each party agrees not to use any such Confidential Information during the term of the Agreement and for an additional period of three (3) years for any purpose other than as permitted or required for performance by such party hereunder. Each party further agrees not to disclose or provide any of such Confidential Information to any third party and to take all necessary measures to prevent such disclosure using the same standard of care if normally uses in protecting its own trade secrets and proprietary information.

     c) Notwithstanding any other provision of this Agreement, no information received by a party hereunder shall be Confidential Information if said information is:

            // published or otherwise made available to the public other than by a breach of this Agreement;

            // furnished to a party by an independent third party without restriction on its dissemination;

            // approved for released in writing by the party designating said information as Confidential Information;

            // known to or independently developed by the party receiving Confidential Information hereunder who have had no access to the said Confidential Information;

            // disclosed to a third party by the party transferring said information hereunder without restricting its subsequent disclosure and use by the third party.

     d) Disclosure of any Confidential Information by a party hereto shall not be precluded if such disclosure is in response to a valid order of a court or other government body, provided that the receiving party promptly notifies the other party of such order and makes a good faith effort, at the expense of the party which originally disclosed the information, to obtain a protective order requiring the Confidential Information so disclosed be kept in confidence and used only for the purpose for which such order was issued.

28.  ARBITRATION

     This Agreement shall be concluded in the United States and governed by, and construed in accordance with, the laws of the United States. The Parties shall use their best efforts to settle by way of amicable negotiations any differences which may occur between them in connection with this Agreement. If the Parties fail to reach such an amicable settlement, either party may submit such differences to arbitration, which shall have sole jurisdiction and shall take place in accordance with the following minimum set of rules:

     a) The rules of the International Chamber of Commerce (ICC) shall apply.

     b) The arbitration shall be held by a single arbitrator mutually acceptable to both Parties. If the Parties cannot agree on a single arbitrator, each Party shall identify one independent individual who shall to appoint a single arbitrator.

     c) The decision of the arbitrator shall be considered as a final and binding resolution of the disagreement and may be entered as judgement in any court of competent jurisdiction.

     d)     The arbitration shall be held in a mutually agreeable location.


29.  FINANCIAL REPORTING

     a) Through Fairchild's Fiscal Year 2000, Assembler agrees to provide Fairchild upon request, and in any event not less than quarterly, all current financial information prepared for Assembler's management or its lenders related to Assembler's current liabilities and current assets together with cashflow predictions and other information related to or reasonably necessary to assess Assembler's financial ability to perform its obligations hereunder. In addition, Assembler shall provide quarterly income and expense statements, as well as quarterly balance sheets, to the extent not otherwise provided. All such information shall be prepared in accordance with generally accepted accounting principles. Statements shall indicate the financial condition of Assembler, together with any other financial information which

            Fairchild may reasonably request, subject to any restrictions set forth elsewhere herein.

     b) Within sixty (60) days of Assembler's fiscal year end, Assembler shall provide to Fairchild Assembler's year end audited financial statements prepared by an accounting firm reasonably acceptable to Fairchild. In addition, Assembler shall provide Fairchild , upon reasonable request, additional financial information related to or reasonably necessary to assess Assembler's financial ability to perform its obligations hereunder.

     c) All information received by Fairchild pursuant to this Paragraph shall be held in the strictest confidence by Fairchild. All such information shall be reviewed and evaluated only by (i) the individuals holding the following positions: FSC's Chief Financial Officer, Chief Legal Officer, Controller and any member of their immediate staffs; (ii) FSC Memory Division's Controller and Chief Logistics Officer and their immediate staffs and (iii) any FSC managers directly responsible for the administration of this Agreement and (iv) those FSC personnel specifically directed by any of the foregoing individuals to review or assess Assembler's financial ability to perform its obligations hereunder. All information received by Fairchild pursuant to this Paragraph shall be reviewed and evaluated only for the purpose of assessing Assembler's financial ability to perform its obligations hereunder, and used for no other purpose.

30.  THIRD-PARTY VENDOR ACTIVITY

     FSC agrees to reimburse for third-party vendor work when mutually agreed upon in advance. FSC agrees to pay original invoice plus 10% premium for related assemblers activities. Assembler agrees to provide FSC original quotation for approval, copy of original invoice plus calculations of premium.

31.  WAIVER BY ASSEMBLER

     To the fullest extent permitted by applicable law, Assembler waives any right to sue Fairchild for specific performance of this Agreement. Upon occurrence of the Event of Default by Fairchild hereunder, which Event of Default is not cured within any applicable grace period, Assembler's sole remedy shall be to terminate this Agreement and to recover, whether by arbitration or by legal action, any amounts owed by Fairchild to Assembler hereunder.


32.  ASSIGNMENT

     This Agreement may not be assigned by either party hereto without the prior written consent of the non-assigning party. Notwithstanding the foregoing,

     Fairchild may assign its rights and obligations under this Agreement without the consent of the Assembler to any Fairchild subsidiary or affiliate.

\\

\\

\\

\\

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day, month and year first above written.

SIGNED by said Assembler:                In the presence of:

--------------------------------         ----------------------------------
Name:   Thavisak Thangsupanich          Name:   Terence Chua
Title:  Chief Executive Officer         Title:  Director of Business Development
Date:   April ___, 1998                 Date:   April ___, 1998


--------------------------------
Name:   Udom Udompanyavit
Title:  President
Date:   April ___, 1998


SIGNED by                               In the presence of:
Fairchild Semiconductor, Inc.

--------------------------------
Name:   Daniel E. Boxer                 Name:
Title:  Chief Administrative Officer    Title:
Date:   April ___, 1998                 Date:   April ___, 1998

                                 FIRST SCHEDULE


--------------------------------------------------------------------------------

SECTION ONE: DAY / MONTH / YEAR OF THIS AGREEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             1st day of April, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SECTION TWO: NAME AND DESCRIPTION OF THE ASSEMBLER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



Company Name:                NS Electronics Bangkok (1993) Ltd.
                                ---------------------------------


Address:                     40/10 Soi Lasalle
                             -----------------
                            Sukhumvit 105, Bangna
                            ---------------------
                            Bangkok 10260
                            -------------


Country:                       Thailand
                               --------
--------------------------------------------------------------------------------
SECTION THREE: FAIRCHILD SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------

Location Name:              Fairchild Semiconductor, Inc.
                            -----------------------------


Address:                      333 Western Avenue
                              ------------------
                            South Portland
                            --------------
                            Maine 04106
                            -----------
                            U.S.A.
                            ------
--------------------------------------------------------------------------------
SECTION FOUR: TERM OF AGREEMENT
--------------------------------------------------------------------------------
Effective Date:  April 1, 1998        Expiration Date: May 30, 2000
--------------------------------------------------------------------------------
SECTION FIVE: MATERIALS / EQUIPMENT CONSIGNED BY FAIRCHILD
--------------------------------------------------------------------------------

See Attachment A for list of equipment owned by FSC.

--------------------------------------------------------------------------------

                                  ATTACHMENT A

                           EQUIPMENT OWNED BY "FSC" *



Equipment                                                     Tag #
Tritemp SN1                                                   1547523

Tritemp SN2                                                   1547592

Tritemp SN3                                                   1547593

Tritemp SN4                                                   1547618

Tritemp SN5                                                   1547619

Tritemp SN6                                                   1550853

Tritemp SN7                                                   1550893

Tritemp SN8                                                   1550899

Tritemp SN11                                                  1550902

Tritemp SN13                                                  1553148

Tritemp SN14                                                  1555777

Tritemp SN17                                                  1555774

Tritemp SN18                                                  1555776

Tritemp SN12                                                  1550903

Tritemp SN19                                                  1557828

Tritemp SN24                                                  n/a



Tritemp Bench Tester SN1                                      1547594

Tritemp Bench Tester SN2                                      1547595

Tritemp Bench Tester SN3                                      n/a



Memex Testers (7)


PC Pentium 6X86-166 Set (2)                                   n/a

Laserjet 6L Printer                                           n/a

Sun Sparc 5 (1)                                               n/a



*Equipment in place at NSEB as of November 24, 1997

     (to be physically verified by FSC during the week of October 13, 1997)

                                  ATTACHMENT B

                           Freight and Handling Costs


Product                                            Ship From                 Ship To                 Paid By
-------                                            ---------                 --------                -------
die, raw materials for assembly                    FSC                       Assembler               Assembler

die, raw materials, consigned equip                Subcontractor             Assembler               FSC

Consigned equipment                                FSC                       Assembler               FCS

Assembled, tested devices                          Assembler                 FSC                     FSC

Finished Goods, reprocessing                       FSC/RCW whses             Assembler               FSC

Finished Goods, QA Return                          FSC/RCW whses             Assembler               Assembler

Finished Goods, customer QA return                 Customer,FSC              Assembler               Assembler


Note        1: FSC shall be deemed any site specifically owned and operated by said company or any subcontractor's wafer fabrication site used by FSC in the manufacturing of die.



Note        2: Subcontractor shall be deemed any assembly and test manufacturing site not owes and operator by FSC.

Note        3: Should any customer return be deemed invalid or should such return have been generated by fault of FSC, then FSC agrees to reimburse Assembler for freight costs incurred

                                 SECOND SCHEDULE

--------------------------------------------------------------------------------
SECTION FOUR: YIELDS
--------------------------------------------------------------------------------

Standard Yields                  Remarks
---------------                  -------
Assembly Cum Yield is to be:     PDIP 8 LD 99.3%         SOIC 8/14 LD 99.3%

    -TQFP 48/64 LD 99%           PDIP 18/28/32 LD 99%    PLCC 32/52 LD 99%

     CERDIP 24/28 LD 98.5% 32LD 98.2% 40LD 97%          TSSOP 8/14/16 LD 99%

     TSOP 28/32 LD 99%

First Test Yield:

     Per pricing agreement

Final Test Yield:

     Per pricing agreement, see attachments A, B

--------------------------------------------------------------------------------
SECTION FIVE: SHIPMENT SENT TO
--------------------------------------------------------------------------------

1)      Products:

        Attention of:

        Company Name:

        Address:

        Phone / Fax Contact Numbers:


2)      Products:

        Attention of:

        Company Name:

        Address:

        Phone / Fax Contact Numbers:

--------------------------------------------------------------------------------
SECTION SIX: MANUFACTURING DATA
--------------------------------------------------------------------------------

See Attachment 13

--------------------------------------------------------------------------------

                                 SECOND SCHEDULE
                                 ---------------

--------------------------------------------------------------------------------
SECTION ONE: DEVICE VOLUME FORECAST
--------------------------------------------------------------------------------

Package        Lead          Product             Volume Forecast
-------        ----          -------             ---------------
 Type          Type           Type        Pd          Pd          Pd        Pd
 ----          ----           ----        --          --          --        --

Assembly
--------

     Per Period 8 assembly forecast that is to be submitted by FSC each financial period, covering the following packages

          SOIC              TSOP                  SOT23

          M_DIP             TSSOP                 TQFP

          PLCC              CER-DIP

Final Test

     Per 8 period packout forecast to be submitted by FSC each financial period

--------------------------------------------------------------------------------
SECTION TWO: PRICES
--------------------------------------------------------------------------------

Package       Lead           Unit Pricings        Remarks
-------       ----           -------------        -------
 Type         Type
 ----         ----


             Per pricing Agreement


--------------------------------------------------------------------------------

Payment Term:


Net 30 Days

--------------------------------------------------------------------------------

                         Attachment A of second schedule

                     Yield Variance Computation Methodology
                     --------------------------------------
                              (refer to Clause 8E)
                              -------------------


1    Yield Variance shall be computed by Process flow by NSPN.

2    Engineering Database System shall be used for Yield Variance computation.

3    Yield Variance shall be calculated on prime processing (B Type) Only.

4    The Formula for Yield Variance calculations are as follows:

     a)  Yield Variance in        (1/ "Actual Yield" - 1/Contract Yield)
         favor of Assembler=      X "pack-out Qty"
                                  X (Untested Package Cost + Final Test Cost).

     b)  Yield Variance in        (1/ "Actual Yield" - 1/Contract Yield)
         favor of National=       X "pack-out Qty"
                                  X  Untested Package Cost.

Notes:

     "Actual Yield" shall mean the cumulative of all the yields for the prime operations for each NSPN according to the respective Manufacturing Flow and with the yields FIXED for the workmanship related operations as shown below:

              Operation                          Fixed Yield
              ---------                          -----------
               Burn-In                            100%

               Tape & Reel                        100%

               FOI                                99.65%

               Pack                               100%



     "Pack-out Qty" shall mean the pack-out quantity for the prime (B-type processing) lots only excluding the reclaim (C-type processing) lots and engineering (R-type processing) lots.

     Untested Package Cost is the TC13x Assembly Cost in Contract Price List.

     Assembler shall be responsible to ensure the correlation of Yield Variance Report quantities to Engineering Database Report and R563 LOTS Report quantities at all inventory points.

                         Attachment B of second schedule
                      Reclaim Procedure For E2PROM Products
                              (refer to Clause 8E)

1. The fallous (reclaimable rejects) for the following listed devices shall be reclaimed:

   Technology     Device                                      Operation                 Stored Bin
   CS100          NM24C*EM8/EN                                Tritemp                   Every Bin except Bin 6
                  NM24C*LEM8/LEN                              Tritemp                   Every Bin except Bin 6
                  NM24C*EM8/EN                                Tritemp                   Every Bin except Bin 6
                  NM93C*TEM8                                  Tritemp                   Every Bin except Bin 6
                  NM93C*AEM8/AEN                              Tritemp                   Every Bin except Bin 6
                  NM93C*LM8/LN/TLM8                           Tritemp                   Every Bin except Bin 6
                  NM93C*LEM8/LEN/TLEM8                        Tritemp                   Every Bin except Bin 6
                  NM93C*LM8/LN                                2HT1                      Bin 5
                  NM93C*LEM8/LEN                              2HT1                      Bin 5
                  NM25C*OEM8/EN                               2HT1                      Bin 5
   CS160          NM93C*LZEM8/LZEN/LZM8/TLZEM8                1HT1/2HT1                 Bin 3& Bin 5
                NM93CS*LZEM8/LZEN/LZM8/TLZEM8                 1HT1/2HT1                 Bin 3& Bin 5

            ("*"= the numeric that refers to a specific device type)

2. The identified fallouts above mentioned shall be transfered to EB3299 inventory bucket and a report generated at each period end.

3. Assembler shall be responsible to batch the fallouts for transfer from EB3299 to FA 6 (Function Area 6) of LOTS System which is designed for Reclaim processings, or other mutually agreed locale, upon elimination of LOTS system.

4. Assembler shall calculate the Reclaim gain in favor of National on a periodic basis using below Formula or an alternative later agreed between the Assembler and National.

     Reclaim Gain in favor of National= "Reclaim Pack-out Qty" x Tested Package Cost - (Reclaim Pack-out Qty" / "Reclaim Cum Yld" x Final Test Cost)

5. NSEB will be responsible for minimum quantities of reclaimed mat'ls to be retested at 30K day average. This minimum quantities include the reprocess mat'ls which require black ink and remarked. The minimum number is changeable when both parties agree.

Notes:

     "Reclaim Pack-out Qty" shall mean the pack-out quantity of the reclaimed lots under C-type processing per Engineering Database Report.

     "Reclaim Cum Yield" shall mean the cumulative of all the yields for the operations the reclaimed lots have undergone. Tested Package Cost is the TC11x Finished Goods Cost in Contract Price List.

6. Assembler shall be responsible to ensure the correlation of Reclaim Report's quantities by NSPN to Engineering Database Report and R563 LOTS Report quantities at all inventory points.